Exhibit 99.1

Triton Funds Agrees to Invest up to $1 Million in Asset Entities

Dallas, TX, July 5 – Asset Entities Inc. (NASDAQ: ASST) (the “Company” or “Asset Entities”), a provider of digital marketing and content delivery services across Discord and other social media platforms, has entered into a common stock purchase agreement (“Agreement”) with investment firm Triton Funds LP (“Triton”), the nation’s largest student venture investment fund, for an investment by Triton in the Company’s common equity of up to $1 million. Triton is primarily focused on investments that will have a lasting positive impact on the Millennial generation with a portfolio of both private and public companies.

As part of the Agreement, when Asset Entities wishes to sell its common stock, it will first provide Triton with a purchase notice, which sets forth the total number of shares of class B common stock the Company intends to sell. Triton has agreed to purchase up to $1.0 million of the Company’s class B common stock through September 30, 2023, subject to the terms and conditions in the Agreement.

“This expected investment from Triton Funds, an investor who deeply understands and champions the needs and aspirations of the Millennial generation is a tremendous affirmation of our vision and strategy,” said Arshia Sarkhani, Chief Executive Officer of Asset Entities. “This additional expected funding allows us to further expand our offerings, accelerate our growth, and deepen our impact on a generation that is redefining success.”

Asset Entities intends to use any net proceeds from the sale of its common stock to Triton for general corporate and working capital purposes.

To learn about the AE.360.DDM suite of services, go to ae360ddm.com or https://discord.gg/ae360ddm.

About Asset Entities

Asset Entities Inc. is a technology company providing social media marketing, management and content delivery across Discord, TikTok, Instagram, Twitter, and YouTube and other social media platforms. Asset Entities is believed to be the first publicly-traded Company based on the Discord platform, where it hosts some of Discord’s largest social community-based education and entertainment servers.

The Company’s AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development and Management of Discord community servers. Asset Entities’ initial AE.360.DDM customers have included businesses and celebrities.

The Company’s Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company’s SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses.

Learn more at assetentities.com, and follow the Company on Twitter at $ASST and @assetentities.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Asset Entities, Inc. (the “Company”). Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statement that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: (i) the Company’s limited operating history; (ii) the Company’s ability to introduce new products and services; (iii) regulatory and compliance requirements; and (iv) other risks and uncertainties described herein, as well as those risks and uncertainties that are described more fully in the section titled “Risk Factors” in our last annual report on Form 10-K filed with the SEC and other reports filed with the SEC thereafter. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer
Michael Gaubert, Executive Chairman
Asset Entities Inc.
Tel +1 (214) 459-3117
Email Contact

Investor Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
One Rockefeller Plaza, 11th Floor
New York, NY 10020

Office: (646) 893-5835
Email: info@skylineccg.com